Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jillian Gibson

1st Vice President, Director of Marketing

(336) 369-0916

jillian.gibson@newbridgebank.com

NewBridge Bank and Premier Commercial Bank Complete Merger

Greensboro, N.C., March 2, 2015 – NewBridge Bancorp (NASDAQ: NBBC) announced today that NewBridge Bank (“NewBridge”) has successfully completed its merger and systems conversion with Premier Commercial Bank (“Premier”). The merger results in a community bank with total assets of $2.7 billion and an expanded banking presence in Greensboro, North Carolina, home to both financial institutions. NewBridge also announced that Premier’s only full-service office, located at 701 Green Valley Road in Greensboro, opened today under the NewBridge Bank brand.

“On behalf of my teammates at NewBridge, I am pleased to welcome Premier Commercial Bank’s clients, employees and shareholders to our Bank,” said Pressley A. Ridgill, NewBridge’s president and chief executive officer. “We look forward to serving Premier’s clients with the best-of-class banking experience NewBridge offers, supported by our team that now includes Premier’s experienced banking professionals. They have enthusiastically joined our team and are committed to delivering the personalized service that has been a hallmark of Premier, backed by NewBridge’s comprehensive suite of financial solutions.”

Ridgill noted his appreciation for the support received from Premier’s shareholders and Board of Directors in approving the partnership, adding that the tremendous cooperation from Premier’s management team and banking professionals has provided valuable support to a seamless integration. “Both clients and communities will benefit from a larger branch footprint supported by a team of talented commercial and mortgage banking veterans committed to living NewBridge Bank’s Guiding Principles: always do your best; do what is right; treat others as you want to be treated; and financial success begins with integrity.”

With the closing of the merger, NewBridge is a $2.7 billion institution with $1.9 billion in total loans and $2.0 billion in total deposits. The growing franchise includes 41 branches and a number of loan production offices throughout the Carolinas.

Ridgill concluded: “We believe NewBridge’s successful acquisitions of Security Savings Bank, CapStone Bank and now, Premier Commercial Bank differentiate us as an exemplary merger partner. These strategic transactions, coupled with our solid organic growth, are substantial achievements that we expect to continue to enhance the long-term value of the NewBridge franchise for shareholders.”

NewBridge Bancorp was advised in this transaction by Sandler O’Neill & Partners, L.P. as financial advisor and Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP as legal advisor. Premier Commercial Bank was advised by Raymond James & Associates, Inc. as financial advisor and Ward and Smith, P.A. as legal advisor.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves businesses, professionals and consumers with a comprehensive array of financial services including: retail, commercial and middle-market banking; private banking; wealth management; and mortgage banking. NewBridge Bank has assets of approximately $2.7 billion and 41 branches and several loan production offices throughout the Carolinas.

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